UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2017

Minn Shares Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54218	37-1615850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

315 E. Lake St. Suite 301, Wayzata, MN 55391

(Address of principal executive offices)

877-973-9191

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Minn Shares Inc. (the “Company”) previously filed a Current Report on Form 8-K on February 6, 2017 (the “Original Form 8-K”) reporting its acquisition of all of the membership interests in Environmental Alternative Fuels, LLC, a Delaware limited liability company (“EAF”). This Amended Current Report on Form 8-K/A is being filed for the purpose of complying with the provisions of Rule 3-05 of Regulation S-X. As such, this Amended Current Report on Form 8-K/A provides the financial information related to the Company's acquisition of EAF as required by Item 9.01 of Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(b)	Financial Statements of Business Acquired.

ENVIRONMENTAL ALTERNATIVE FUELS, LLC

Consolidated Financial Statements

and

Independent Auditors' Report

December 31, 2016 and 2015

ENVIRONMENTAL ALTERNATIVE FUELS, LLC

INDEPENDENT AUDITORS’ REPORT

To the Members

Environmental Alternative Fuels, LLC

Peoria, Arizona

We have audited the accompanying consolidated financial statements of Environmental Alternative Fuels, LLC (the “Company”), which are comprised of the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

MANAGEMENT’S RESPONSIBILITY FOR THE CONSOLIDATED FINANCIAL STATEMENTS

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

AUDITORS’ RESPONSIBILITY

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

OPINION

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Environmental Alternative Fuels, LLC as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

EMPHASIS OF OTHER MATTERS

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, subsequent to the consolidated balance sheet date the Company was acquired by Minn Shares Inc. (“Minn”). Minn is an early stage company in the process of acquiring several businesses in the vehicle fuels industry. Minn financed the acquisition of the Company with approximately $13.6 million of debt of which $3.8 million is contemplated to be repaid through a successful secondary offering before the December 31, 2017 due date. As of December 31, 2016, both the Company and Minn have a working capital deficit and have suffered recurring losses from operations that raises doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

EKS&H LLLP

April 19, 2017
Denver, Colorado

ENVIRONMENTAL ALTERNATIVE FUELS, LLC

Consolidated Balance Sheets

	December 31,
	2016	2015

Assets
Current assets
Cash and cash equivalents	$669,401	$25,415
Accounts receivable, net	400,152	473,911
Volumetric excise tax credit receivable	248,704	646,808
Prepaid expenses and other current assets	103,958	127,935
Total current assets	1,422,215	1,274,069

CNG station facilities, net	6,632,401	7,557,588
Total assets	$8,054,616	$8,831,657

Liabilities and Members’ Equity

Current liabilities
Accounts payable and accrued liabilities	$399,014	$484,797
Promissory note payable	4,000,000	-
Related party promissory notes payable	-	3,944,611
Derivative liability	5,821	38,983
Total current liabilities	4,404,835	4,468,391

Non-current liabilities
Derivative liability, less current portion	76,811	55,260
Total liabilities	4,481,646	4,523,651

Commitments and contingencies

Members’ equity
Members’ capital	5,817,546	6,137,546
Retained earnings	(2,244,576)	(1,829,540)
Total members’ equity	3,572,970	4,308,006
Total liabilities and members’ equity	$8,054,616	$8,831,657

See notes to consolidated financial statements.

ENVIRONMENTAL ALTERNATIVE FUELS, LLC

Consolidated Statements of Operations

	For the Years Ended December 31,
	2016	2015
Sales
CNG sales	$2,553,444	$1,630,242
Volumetric excise tax credit	92,170	431,391
Total sales	2,645,614	2,061,633

Cost of CNG sales	1,544,261	1,433,878

Gross profit	1,101,353	627,755

Operating expenses
General and administrative	784,751	436,668
Depreciation	525,187	522,082
Total operating expenses	1,309,938	958,750

Loss from operations	(208,585)	(330,995)

Other expense
Interest	(188,624)	(356,585)
Loss on derivative liability	(17,827)	(127,018)
Total other expense	(206,451)	(483,603)

Net loss	$(415,036)	$(814,598)

See notes to consolidated financial statements.

ENVIRONMENTAL ALTERNATIVE FUELS, LLC

Consolidated Statement of Changes in Members’ Equity
For the Years Ended December 31, 2016 and 2015

				Total
	Members’ Units		Accumulated	Members’
	Units	Amount	Deficit	Equity

Balance - December 31, 2014 (unaudited)	5,388	$5,388,059	$(1,014,942)	$4,373,117
Non-cash contributions	750	749,487	-	749,487
Net loss	-	-	(814,598)	(814,598)
Balance - December 31, 2015	6,138	6,137,546	(1,829,540)	4,308,006
Distribution	-	(320,000)	-	(320,000)
Net loss	-	-	(415,036)	(415,036)
Balance - December 31, 2016	6,138	$5,817,546	$(2,244,576)	$3,572,970

See notes to consolidated financial statements.

ENVIRONMENTAL ALTERNATIVE FUELS, LLC

Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2016	2015

Cash flows from operating activities
Net loss	$(415,036)	$(814,598)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation	525,187	522,082
Allowance for doubtful accounts	204,420	-
(Gain) loss on derivative liability, net	(41,049)	61,468
Realized loss on derivative liability	29,438	32,775
Changes in assets and liabilities
Accounts receivable, net	(130,661)	(346,971)
Volumetric excise tax credit receivable	398,104	(347,197)
Prepaid expenses and other current assets	23,977	12,576
Accounts payable and accrued expenses	(85,783)	698,820
	923,633	633,553
Net cash provided by (used in) operating activities	508,597	(181,045)

Cash flows from investing activities
Purchase of property and equipment	-	(58,091)
Grant proceeds	400,000	-
Net cash provided by (used in) investing activities	400,000	(58,091)

Cash flows from financing activities
Borrowings on promissory note payable	4,000,000	-
Payments on related party promissory notes payable	(3,944,611)	-
Distributions to members	(320,000)	-
Net cash used in financing activities	(264,611)	-

Net increase (decrease) in cash	643,986	(239,136)

Cash and cash equivalents - beginning of year	25,415	264,551

Cash and cash equivalents - end of year	$669,401	$25,415

Supplemental disclosure of cash flow information:

Cash paid for interest for the years ended December 31, 2016 and 2015 was $167,331 and $214,468, respectively.

Supplemental disclosure of non-cash activity:

During the year ended December 31, 2015, the Company financed the purchase of CNG station facilities with a related party note payable of $2,241,858.

During the year ended December 31, 2015, the Company financed the purchase of CNG station facilities with a member contribution of $177,019.

During the year ended December 31, 2015, the Company paid certain cost of CNG sales and general and administrative expense with a member contribution of $572,468.

See notes to consolidated financial statements.

ENVIRONMENTAL ALTERNATIVE FUELS, LLC

Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies

Environmental Alternative Fuels, LLC (the “Company”) was formed on May 3, 2012 as a limited liability company under the laws of the state of Delaware. The Company is engaged in the business of selling natural gas fueling solutions to its customers. The Company’s principal business is supplying compressed natural gas (“CNG”) for light, medium and heavy-duty vehicles.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Environmental Alternative Fuels, LLC and its subsidiary, EVO CNG, LLC (“EVO”). EVO changed its name on March 1, 2016 from EVO Trillium, LLC. On February 26, 2016, the Company entered into an agreement with the non-controlling interest member of EVO. In connection with this agreement, the Company acquired the non-controlling interest member’s unit for a nominal amount. In addition, the Company and the non-controlling interest member agreed to and settled all outstanding obligations between the two entities. EVO’s non-controlling interest has not been reflected, as the amount is an accumulated deficit and the Company is responsible for the deficit. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The consolidated financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to allowance for uncollectible accounts receivable, estimated lives and recoverability of property and equipment, valuation of the derivative liability, and contingencies. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. As of the consolidated balance sheet dates and periodically throughout the year, the Company has maintained balances in various operating accounts in excess of federally insured limits.

ENVIRONMENTAL ALTERNATIVE FUELS, LLC

Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Accounts Receivable

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company’s estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change and that losses ultimately incurred could differ materially from the amounts estimated in determining the allowance. As of December 31, 2016, the Company had an allowance for doubtful accounts balance of $204,420. No allowance for doubtful accounts was recorded as of December 31, 2015.

Concentrations of Credit Risk

The Company grants credit in the normal course of business to customers in the United States. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk. The Company performs ongoing credit evaluations of its customers but generally does not require collateral to support accounts receivable.

During the years ended December 31, 2016 and 2015, five and four customers accounted for 80% and 87% of total revenues, respectively. At December 31, 2016 and 2015, five and one customers accounted for 94% and 87% of total accounts receivable, respectively.

Volumetric Excise Tax Receivable

The Company collects and remits volumetric excise tax credit receivable (“VETC”) assessed by governmental authorities that are imposed on and concurrent with revenue-producing transactions between the Company and its customers. The VETC receivables consist primarily of excise tax refunds to be received from the Federal Government on CNG fuel sales, which is recorded gross and the Company’s obligation due to its customer is recorded in accounts payable and accrued liabilities.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist primarily of deposits and other expenses paid in advance.

CNG Station Facilities

CNG station facilities are stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for the station of 15 years. The Company periodically reviews the reasonableness of estimates regarding useful lives based upon the Company’s experience with similar assets and conditions. The Company expenses repairs and maintenance costs as incurred and capitalizes costs that extend the useful lives of the stations.

ENVIRONMENTAL ALTERNATIVE FUELS, LLC

Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Long-Lived Assets

The Company evaluates the recoverability of long-lived assets whenever events or changes in circumstances indicate that an asset’s carrying amount may not be recoverable. Such circumstances could include, but are not limited to (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. The fair value is measured based on quoted market prices, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires the Company to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts.

Grant Agreement

During 2016, the Company was the recipient of a grant in the amount of $400,000 from the Texas Commission on Environmental Quality. The grant funds were used to complete the construction of the Company’s San Antonio facility as contemplated in the grant agreement. The grant proceeds are subject to repayment if the Company does not satisfy certain operational metrics contained in the grant agreements. The Company believes that it can satisfy these objectives, although it cannot provide assurance that such future events will occur. The grant agreement expires in August 2020. The Company records the grant proceeds as a reduction of the cost of the respective station.

Hedging Activities

The Company periodically enters into commodity derivative contracts to manage its exposure to gas price volatility.

Generally accepted accounting principles (“GAAP”) require recognition of all derivative instruments on the balance sheets as either assets or liabilities measured at fair value. Subsequent changes in a derivative’s fair value are recognized currently in earnings unless specific hedge accounting criteria are met. Gains and losses on derivative hedging instruments must be recorded in either other comprehensive income or current earnings, depending on the nature and designation of the instrument.

ENVIRONMENTAL ALTERNATIVE FUELS, LLC

Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Hedging Activities (continued)

Management of the Company has determined that the administrative effort required to account for derivative instruments as cash flow hedges is greater than the financial statement presentation benefit. As a result, the Company marks its derivative instruments to fair value and records the changes in fair value as a component of other income and expense. Cash settlements from the Company’s price risk management activities are likewise shown as a component of other income and expense and as a component of operating cash flows on the statements of cash flows.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense for the periods ended December 31, 2016 and 2015 was $13,011 and $8,019, respectively.

Income Taxes

The Company has elected to be treated as a partnership for income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company’s members, and no provision for federal income taxes has been recorded on the accompanying consolidated financial statements. The Company follows the authoritative guidance relating to accounting for uncertain tax positions, which requires that it recognize the financial statement impact of a tax position attributed to the entity only after determining that the relevant taxing authority would more likely than not sustain the position following an audit.

If taxing authorities were to disallow any tax positions taken by the Company, the additional income taxes, if any, would be imposed on the members rather than the Company. Accordingly, there would be no effect on the Company’s consolidated financial statements. Interest and penalties associated with tax positions are recorded in the period assessed as general and administrative expenses. No interest or penalties have been assessed as of December 31, 2016 and 2015, respectively.

Revenue Recognition

The Company’s revenues primarily consist of CNG fuel sales. These revenues are recognized in accordance with GAAP, which requires that the following four criteria must be met before revenue can be recognized: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred and title and the risks and rewards of ownership have been transferred to the customer or services have been rendered; (iii) the price is fixed or determinable; and (iv) collectability is reasonably assured. Applying these factors, the Company typically recognizes revenue from the sale of natural gas fuel at the time the fuel is dispensed.

The Company is eligible to receive, at times, VETC when a gasoline gallon equivalent of CNG is sold as vehicle fuel. Based on the service relationship with its customers, either the Company or its customers claims the credit. The Company records its VETC credits, if any, as revenue in its statements of operations as the credits are fully refundable. See the discussion under Volumetric Excise Tax Credit below for further information.

ENVIRONMENTAL ALTERNATIVE FUELS, LLC

Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Volumetric Excise Tax Credit

From May 12, 2012 through December 31, 2015, the Company was eligible to receive the VETC alternative fuels tax credit of $0.50 per gasoline gallon equivalent of CNG that it sold as vehicle fuel. For 2016, the VETC credit is $0.50 per gasoline gallon equivalent of CNG that is sold as a vehicle fuel. The American Taxpayer Relief Act, signed into law on January 2, 2013, reinstated VETC for 2013 and made it retroactive to January 1, 2012. The Company did not record any VETC revenues in 2012 or 2013. The Tax Increase Prevention Act, signed into law on December 19, 2014, reinstated VETC for the 2014 calendar year and made it retroactive to January 1, 2014. As a result, VETC revenues for 2014 totaled $103,802. In December 2015, the VETC was extended through December 31, 2016 and made retroactive to January 1, 2015. As a result, VETC revenues for the year ended December 31, 2016 and 2015 were $92,170 and $431,391, respectively.

Recently Issued Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases, which will require lessees to recognize a right-of-use asset and a lease liability for all leases that are not short-term in nature. For a lessor, the accounting applied is also largely unchanged from previous guidance. The new rules will be effective for the Company in 2020. The Company is currently in the process of evaluating the impact of adoption of the new rules on the Company’s financial condition, results of operations, and cash flows.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes current revenue recognition requirements and industry-specific guidance. The codification was amended through additional ASUs and, as amended, requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled to in exchange for those goods or services. The Company is required to adopt the new standard in 2019 and may adopt either retrospectively to each prior reporting period presented or as a cumulative-effect adjustment as of the date of adoption using one of two retrospective application methods. The Company is continuing to evaluate the provisions of this new guidance and has not determined the impact this standard may have on its financial condition, results of operations, cash flows, and related disclosures or decided upon the method of adoption.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40). ASU No. 2014-15 explicitly requires management of all entities to evaluate whether there are conditions and events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the consolidated financial statements are available to be issued and to provide related footnote disclosure in certain circumstances. ASU No. 2014-15 was effective for the year ending December 31, 2016. The adoption of this standard has resulted in additional disclosure related to management’s plans for liquidity and capital resources.

ENVIRONMENTAL ALTERNATIVE FUELS, LLC

Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Pronouncements (continued)

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business.

In February 2017, the Company was acquired by Minn Shares Inc. (“Minn”). Minn is an early stage company in the process of acquiring several businesses in the vehicle fuels industry. Minn financed the acquisition of the Company with approximately $13.6 million of debt of which $3.8 million is contemplated to be repaid through a successful secondary offering before the December 31, 2017 due date. As of December 31, 2016, both the Company and Minn have a working capital deficit and have suffered recurring losses from operations that raises doubt about its ability to continue as a going concern. Minn anticipates rectifying outstanding obligations with additional public or private offerings. Minn is also evaluating certain cash flow improvement measures. However, there can be no assurance that Minn will be successful in these efforts.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise doubt about the Company’s ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Note 2 - Consolidated Balance Sheet Disclosures

Property and equipment are summarized as follows:

	December 31,
	2016	2015
CNG station facilities	$7,877,812	$8,277,812
Less accumulated depreciation	(1,245,411)	(720,224)
	$6,632,401	$7,557,588

Depreciation expense for the years ended December 31, 2016 and 2015 was $525,187 and $522,082, respectively.

ENVIRONMENTAL ALTERNATIVE FUELS, LLC

Notes to Consolidated Financial Statements

Note 2 - Consolidated Balance Sheet Disclosures (continued)

Accounts payable and accrued liabilities consist of the following:

	December 31,
	2016	2015
Accounts payable	$168,763	$355,468
VETC payable	228,241	127,488
Other	2,010	1,841
	$399,014	$484,797

Note 3 - Derivative Instruments

The Company periodically enters into various commodity hedging instruments to mitigate a portion of the effect of natural gas price fluctuations, as summarized in the table below. Open derivative positions are accounted for on a fair value basis at the consolidated balance sheet date, and any unrealized gain or loss is included in other expense on the consolidated statement of operations. Gains and losses from settled transactions are also recorded in other expense on the consolidated statement of operations. The Company does not have any derivative contracts designated as cash flow hedges.

The following table summarizes the fair value of the derivatives recorded in the consolidated balance sheets, by category.

	Fair Value at December 31,
	2016	2015

Current commodity derivative liability	$5,821	$38,983
Long-term commodity derivative liability	76,811	55,260
Total derivative liability	$82,632	$94,243

As of December 31, 2016, the Company was party to one open derivative positions outstanding summarized below:

Type	Term	Volume Hedged (Dth)	Index	Fixed Price ($/Dth)
Swap	March 2015 - February 2019	95,000	NYM-LDS	$3.82

The Company incurred realized losses on derivative liability of $29,438 and $32,775 for the years ended December 31, 2016 and 2015, respectively. The Company incurred unrealized gains (losses) on derivative liability of $11,611 and ($94,243) for the years ended December 31, 2016 and 2015, respectively.

ENVIRONMENTAL ALTERNATIVE FUELS, LLC

Notes to Consolidated Financial Statements

Note 4 - Fair Value Measurements

Authoritative guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. The guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is broken down into three levels based on the reliability of the inputs as follows:

Level 1:	Quoted prices are available in active markets for identical assets or liabilities;

Level 2:	Quoted prices in active markets for similar assets and liabilities that are observable for the asset or liability; or

Level 3:	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The Company’s policy is to recognize transfers in and/or out of the fair value hierarchy as of the end of the reporting period in which the event or change in circumstances caused the transfer. The Company has consistently applied the valuation techniques discussed below in all periods presented.

The following table presents the Company’s financial liabilities that were accounted for at fair value on a recurring basis as of December 31, 2016, by level, within the fair value hierarchy:

Description	Level 1	Level 2	Level 3	Total
Liability
Derivative liability	$-	$82,632	$-	$82,632

The following table presents the Company’s financial liabilities that were accounted for at fair value on a recurring basis as of December 31, 2015, by level, within the fair value hierarchy:

Description	Level 1	Level 2	Level 3	Total
Liability
Derivative liability	$-	$94,243	$-	$94,243

ENVIRONMENTAL ALTERNATIVE FUELS, LLC

Notes to Consolidated Financial Statements

Note 4 - Fair Value Measurements (continued)

The fair value of these derivative swap contracts is based on market prices posted on the New York Mercantile Exchange for natural gas. The Company determines the fair value of its derivative instruments under the income approach using a discounted cash flow model. The valuation model requires a variety of inputs, including contractual terms, projected natural gas prices, discount rates, and credit risk adjustments, as appropriate. The Company's estimates of fair value of derivatives include consideration of the counterparty's creditworthiness, the Company's creditworthiness, and the time value of money. The consideration of these factors results in an estimated exit price for each derivative asset or liability under a marketplace participant's view. All of the significant inputs are observable, either directly or indirectly; therefore, the Company's derivative instruments are included within the Level 2 fair value hierarchy.

Note 5 - Promissory Note

On March 24, 2016, the Company entered into a promissory note with Arizona Business Bank for $4,000,000 to fund the payoff of the related party promissory note. Interest payments are payable monthly based on an interest of LIBOR plus 2.50% with the full principal amount due at maturity on March 23, 2017. The promissory note is collateralized by substantially of the Company's assets. As of December 31, 2016, the outstanding amount under the promissory note was $4,000,000. In February 2017, the Company was acquired by Minn and the Company’s former members assumed the outstanding balance on the promissory note (Note 1).

Note 6 - Related Party Promissory Notes

In April 2014 and January 2015, the Company entered into a related party promissory note with the EVO non-controlling interest member for $1,779,935 and $2,241,858, respectively. The promissory note was secured by two of the Company's stations. On February 26, 2016, the Company entered into an agreement with the non-controlling interest member of EVO which settled all outstanding obligations between the two entities (Note 1).

Note 7 - Members' Equity

Profit, losses, and distributions are allocated to the owners in accordance with the Company’s operating agreement.

ENVIRONMENTAL ALTERNATIVE FUELS, LLC

Notes to Consolidated Financial Statements

Note 8 - Commitments and Contingencies

Environmental Matters

The Company is subject to federal, state, and local environmental laws and regulations. The Company does not anticipate any expenditures to comply with such laws and regulations that would have a material impact on the Company's financial position, results of operations or liquidity. The Company believes that its operations comply, in all material respects, with applicable federal, state, local, and foreign environmental laws and regulations.

Long-Term Take-or-Pay Natural Gas Supply Contracts

At December 31, 2016 and 2015, the Company had commitments to purchase CNG on a take-or-pay basis of approximately $545,000 and $742,000, respectively. It is anticipated these are normal purchases that will be necessary for sales, and no cash settlements will be made related to the purchase commitments.

Note 9 - Subsequent Events

The Company has evaluated all subsequent events through the auditors' report date, which is the date the consolidated financial statements were available for issuance. With the exception of those matters discussed in Note 1, there were no material subsequent events that required recognition or additional disclosure in the consolidated financial statements.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma financial statements have been prepared in accordance with guidelines specified by Article 11 of Regulation S-X. Specifically, the Unaudited Combined Statements of Operations for the twelve months ended December 31, 2016, have been prepared as if the offering of our:

(1)	Promissory note to a former Environmental Alternative Fuels, LLC (“EAF”) member in the principal amount of $3.8 million (the “Senior Promissory Note”) that bears interest at 7.5%, and has a maturity date of the earlier of (a) the date that is ten days after the initial closing of a private offering of capital stock of Minn Shares Inc. (“Minn”) in an amount not less than $10 million (a “Private Offering”); (b) December 31, 2017 or a (c) declaration by the noteholder of an event of default under the Senior Promissory Note.

(2)	Convertible promissory notes to the former EAF members in the aggregate principal amount of $9.5 million (the “Convertible Notes”). The Convertible Notes are convertible into 1,400,000 shares (the “Transaction Shares”) of Minn's common stock, par value $0.0001 per share (the “Common Stock”), subject to adjustment for any stock splits, combinations or similar transactions, representing approximately 81.1% of Minn’s total outstanding shares of Common Stock on a post transaction basis.

(3)	Promissory notes to the former EAF Members in the aggregate principal amount of $250,000 that bear interest at 6% per annum and a maturity date of the earlier of (a) the closing of a Private Offering; (b) 180 days from the date of the notes and (c) declaration by a holder of an event of default under the holder’s note (the “Working Capital Notes”).

The transactions are more fully described in Note 1 hereto. The pro forma adjustments are based upon various estimates and assumptions that our management believes are reasonable and appropriate given the currently available information. Use of different estimates and judgments could yield different results.

The unaudited pro forma financial statements do not reflect any future operating efficiencies, associated cost savings or possible integration costs that may occur related to the combination of Minn and EAF. The unaudited pro forma financial statements do not purport to reflect our results of operations or financial position that would have occurred had we operated as a public company or as a group of companies during the periods presented. The unaudited pro forma financial statements should not be relied upon as being indicative of our financial condition or results of operations had the transactions occurred on the date assumed nor as a projection of our results of operations or financial position for any future period or date.

The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and related notes of Minn appearing in Minn’s public filings available on www.sec.gov.and appearing elsewhere in this Current Report on Form 8-K and in our Current Report on Form 10-K filed April 18, 2017.

MINN SHARES INC.

Unaudited Pro Forma Combined Balance Sheets

As of December 31, 2016

		Environmental
	Minn	Alternative	Pro Forma
	Shares Inc	Fuels, LLC	Adjustments		Pro Forma
Current assets
Cash and cash equivalents	$24,944	$669,401	$(669,401)	[a]	$24,944
Accounts receivable, net	-	400,152	(400,152)	[b]	-
Volumetric excise tax credit receivable	15,214	248,704	(248,704)	[c]	15,214
Prepaids and other current assets	11,576	103,958	-		115,534
	-				-
Total current assets	51,734	1,422,215	(1,318,257)		155,692

Non-current assets
Property and equipment, net	1,102,249	6,632,401	-		7,734,650
Construction in progress	79,354	-	-		79,354
Deposits	39,646	-	-		39,646
Goodwill and other intangibles	-	-	6,896,273		6,896,273
			(737,175)	[j]
Total non-current assets	1,221,249	6,632,401	6,159,098		14,012,748

Total assets	$1,272,983	$8,054,616	$4,840,841		$14,168,440

Current liabilities
Accounts payable	$822,829	$228,944	$(228,944)	[d]	$822,829
Accounts payable - related party	261,060	-	-		261,060
Advances from member	37,500	-	-		37,500
Accrued interest - related party	164,368	-	442,500	[h] and [i]	606,868
Accrued expenses	127,596	170,070	(170,070)	[e]	127,596
Derivative liability	-	5,821	-		5,821
Promissory note - related party	-	-	3,800,000	[h]	4,050,000
			250,000	[h]
Current portion of subordinated convertible senior notes payable to members	1,021,556				1,021,556
Current portion of long-term debt	121,299	4,000,000	$(4,000,000)	[f]	121,299
Total current liabilities	2,556,208	4,404,835	93,486		7,054,529

Non-current liabilities
Long term subordinated convertible notes payable to members	1,166,373				1,166,373
Convertible promissory notes - related party	405,103	-	9,500,000	[i]	9,905,103
Long term debt, less current portion	1,073,690	-			1,073,690
Deferred rent	15,439	-	-		15,439
Derivative liability, less current portion	-	76,811	-		76,811
Deferred income tax liability	71,294	-	-		71,294
Total non-current liabilities	2,731,899	76,811	9,500,000		12,308,710
Total liabilities	5,288,107	4,481,646	9,593,486		19,363,239

Commitments and contingencies

Members' and Stockholders' deficit
Preferred stock, $.0001 par value; 10,000,000 shares authorized, no shares issued and outstanding	-	-	-
Common stock, $.0001 par value; 100,000,000 shares authorized; 317,207 shares issued and outstanding	32	-	-		32
Additional paid-in capital	899,304	5,817,546	(5,817,546)	[g]	899,304
Accumulated deficit	(4,914,460)	(2,244,576)	2,244,576	[g]	(6,094,135)
			(737,175)	[j]
			(442,500)	[h] and [i]
Total members' and stockholders' deficit	(4,015,124)	3,572,970	(4,752,645)		(5,194,799)

Total liabilities and members' and stockholders' deficit	$1,272,983	$8,054,616	$4,840,841		$14,168,440

MINN SHARES INC.

Unaudited Pro Forma Combined Statements of Operations

For the Twelve Months Ended December 31, 2016

		Environmental
	Minn	Alternative	Pro Forma
	Shares Inc	Fuels, LLC	Adjustments		Pro Forma
Revenue
CNG sales	$353,346	$2,574,369	$-		$2,927,715
Volumetric excise tax credit	129,549	71,245	-		200,794
Total sales	482,895	2,645,614	-		3,128,509

Cost of CNG sales	281,441	1,544,261	-		1,825,702

Gross profit	201,454	1,101,353	-		1,302,807

Operating expenses
General and administrative	1,760,347	784,751	-		2,545,098
Depreciation	210,892	525,187	-		736,079
Amortization	-	-	737,175	[a]	737,175
Total operating expenses	1,971,239	1,309,938	-		3,281,177

Loss from operations	(1,769,785)	(208,585)	-		(1,978,370)

Other income (expense)
Interest	(375,453)	(188,624)	(442,500)	[b]	(1,006,577)
Loss on acquisition of El Toro	(717,011)	-	-		(717,011)
Commodity derivative gain (loss)	-	(17,827)	-		(17,827)
Total other income (expense)	(1,092,464)	(206,451)	(442,500)		(1,741,415)

Loss before income taxes	(2,862,249)	(415,036)	(442,500)		(3,719,785)

Income tax expense
Deferred tax expense	(71,294)	-	-		(71,294)
Total provision for income taxes	(71,294)	-	-		(71,294)

Net loss	$(2,933,543)	$(415,036)	$(442,500)		$(3,791,079)

Net loss per share
Basic	$(9.25)				$(11.95)
Dilutive	$(9.25)				$(11.95)

Note 1 – Basis of Pro Forma Presentation

For purposes of pro forma presentation, the acquisition date of Environmental Alternative Fuels, LLC is assumed to be the following for each of the respective financial statements.

●	Unaudited Combined Statement of Operations for the twelve months ended December 31, 2016 – Acquisition Date January 1, 2016

●	Unaudited Combined Balance sheet as of December 31, 2016 - Acquisition date December 31, 2016

In conjunction with the acquisition of Environmental Alternative Fuels, LLC, the following equity and debt instruments were issued:

●	$3,800,000 in related party promissory note, maturity December 2017, interest rate of 7.5%;

●	$9,500,000 in convertible promissory note – related party, maturity February 2026, interest rate of 1.5%

●	$250,000 in related party promissory note, maturity 180 days from the date of the promissory note, interest rate of 6%

For purposes of these unaudited pro forma condensed combined financial statements, it has been assumed that the promissory notes – related party and convertible promissory note – related party instruments have been received as of the Acquisition Date.

The unaudited pro forma condensed combined financial statements have been prepared assuming that the acquisition is accounted for using the acquisition method of accounting. Accordingly, the assets acquired and liabilities of the seller have been adjusted to their fair values as of December 31, 2016.

Fair Values as of December 31, 2016

Environmental Alternative Fuels, LLC tangible assets	$6,736,359
Environmental Alternative Fuels, LLC tangible liabilities	(82,632)
Net Tangible Assets	6,653,727

Goodwill and other intangibles	6,896,273

Promissory notes – related party	13,550,000

Consideration of promissory notes – related party	$13,550,000

The difference between the fair market value of the net tangible assets and the consideration given have been allocated between Identifiable intangible assets (trademarks and customer relationships) which will be amortized over three (3) to ten (10) years and Goodwill which in accordance with the ASC No. 805 Business Combinations will not be amortized but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. The identifiable intangible assets of trademarks and customer relationships have not been separately identified as the information is incomplete at the time of this report. The identifiable intangible assets will be included in the Company’s Form 10-Q to be filed on or before May 15, 2017.

Acquisition related costs are estimated to be $100,000 for the year ended December 31, 2016.

Note 2 – Pro Forma Presentation Adjustments and Assumptions

The adjustments included in the column under the heading “Pro Forma Adjustments” in the unaudited pro forma condensed combined financial statements are as follows:

Pro Forma Adjustments to the Combined Balance Sheet

[a] To eliminate seller’s cash and cash equivalents which were excluded from the Agreement and Plan of Securities Exchange dated January 11, 2017 (the “Securities Exchange Agreement”) by and among Minn, EAF, EVO, and the EAF members.

[b] To eliminate seller’s accounts receivable, net which was excluded from the Securities Exchange Agreement.

[c] To eliminate seller’s Volumetric excise tax credit receivable which was excluded from the Securities Exchange Agreement.

[d] To eliminate seller’s accounts payable which was excluded from the Securities Exchange Agreement.

[e] To eliminate seller’s accrued expenses which were excluded from the Securities Exchange Agreement.

[f] To eliminate seller’s debt instrument which was excluded from the Securities Exchange Agreement.

[g] To eliminate seller’s portion of members’ deficit.

[h] To record the issuance of promissory notes – related party and related interest.

[i] To record the issuance of convertible promissory notes – related party and related interest.

[j] To record identifiable intangible assets and goodwill associated with the acquisition of Environmental Alternative Fuels, LLC and related amortization.

Pro Forma Adjustments to the Combined Statements of Operations

[a] To record the estimated amortization of identifiable intangible assets expense for the year ended December 31, 2016.

[b] To record the interest expense associated with the issuance of promissory notes – related party and convertible promissory note – related party for the year ended December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2017	By:	/s/ John P. Yeros
	Its:	Chief Executive Officer